Exhibit 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Primus Guaranty, Ltd., a Bermuda company (the ‘‘Company’’), on Form 10-Q for the period ended September 30, 2006, as filed with the Securities and Exchange Commission on the date hereof (the ‘‘Report’’), I, Thomas W. Jasper, Chief Executive Officer of the Company, and I, Richard Claiden, Chief Financial Officer of the Company, each certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	to my knowledge, the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 8, 2006

/s/ Thomas W. Jasper Thomas W. Jasper Chief Executive Officer
/s/ Richard Claiden Richard Claiden Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Primus Guaranty, Ltd. and will be retained by Primus Guaranty, Ltd. and furnished to the Securities and Exchange Commission or its staff upon request.